(a)(92)

CERTIFICATE OF AMENDMENT

to

CERTIFICATE OF TRUST

of

VOYA MUTUAL FUNDS

a Delaware Statutory Trust

Pursuant to Title 12, Section 3810(b) of the Delaware Statutory Trust Act, this Certificate of Amendment to Certificate of Trust of Voya Mutual Funds (the "Fund") is being duly executed and filed in order to change the registered office and the registered agent of the Fund.

1. The Certificate of Amendment to the Certificate of Trust is hereby amended as follows:

REGISTERED OFFICE. The name and address of the registered office of the Fund in the State of Delaware is:

Corporation Service Company

251 Little Falls Drive

Wilmington, DE 19808

REGISTERED AGENT. The name and address of the registered agent for service of process on the Fund in the State of Delaware is:

Corporation Service Company

251 Little Falls Drive

Wilmington, DE 19808

2. This Certificate of Amendment to Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Trust on the 23 day of July, 2021.

/s/ John Vincent Boyer________________

John V. Boyer, Trustee